UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

XBIOTECH INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347
(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

5217 Winnebago Ln, Austin, TX	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

XBiotech, Inc. (“XBiotech” or the “Company”) announces that John Simard notified members of the Board of Directors beginning on December 5, 2025 of his intent to retire from his role as President and Chief Executive Officer of the Company, effective as of December 8, 2025. Mr. Simard will continue to serve as Chairman of the Board of Directors. Sushma Shivaswamy, 47, who has served as XBiotech’s Chief Scientific Officer since November 2017, has been appointed to serve as the Company’s interim CEO effective December 8, 2025. She will also continue to serve in the role as Chief Scientific Officer. Her annual base salary will be increased to $750,000 while she serves in these roles, with a bonus structure and a full remuneration package to be determined by the Compensation Committee at a later time.

Mr. Simard will continue to provide guidance and assistance to the Company with respect to its clinical, scientific, and strategic initiatives in a consulting role pursuant to Section 8(c) of Mr. Simard’s Executive Employment Agreement, which was previously filed as Exhibit 10.1 to the Company’s October 3, 2025 Form 8-K, and which sets forth the compensation for that role. The Company intends to pay the Severance Amount described in Section 8(b) of the Executive Employment Agreement within the time period specified in that provision.

The Board thanks Mr. Simard for his 21 years of leadership, looks forward to his continued support of the Company’s mission in his new role, and is confident that Dr. Shivaswamy will lead the Company seamlessly during the interim period before a permanent CEO is appointed. There are no arrangements or understandings between Dr. Shivaswamy and any other persons pursuant to which she was selected as an officer. Dr. Shivaswamy has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Dr. Shivaswamy that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2025	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President